Exhibit 99.3
Twitter

“Today we announced the licensing of a late-stage program from Ionis Pharmaceuticals, that expands our commitment to bringing treatments to patients who are affected by serious #rarediseases. Read more here: bit.ly/2pgh9Ii”

“Our new drug is an investigational therapy for the treatment of patients living with hereditary ATTR. To learn more about this rare, progressive and fatal disease, see: bit.ly/2pgh9Ii”

LinkedIn

“Today we announced the licensing of a late-stage program from Ionis Pharmaceuticals. The drug is an investigational therapy for the treatment of patients living with hereditary ATTR. Read more here: http://bit.ly/2pgh9Ii”

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS
This communication may be deemed to be solicitation material in respect of the proposed transaction of the Company and Ionis.  In connection with the proposed transaction, the Company has filed a preliminary proxy statement on Schedule 14A.  Following the filing of a definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC or by sending a request to Investor Relations at Akcea Therapeutics, Inc., 55 Cambridge Parkway, Suite 100, Cambridge, Massachusetts 02142.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, including Ionis, is set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.